Exhibit 1.1
BroadSoft, Inc.
Common Stock ($0.01 par value per share)
Underwriting Agreement
_______________, 2010
Goldman, Sachs & Co.,
     As representative of the several Underwriters
               named in Schedule I hereto,
200 West Street,
New York, New York 10282-2198
Ladies and Gentlemen:
     BroadSoft, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) for whom you are acting as Representative (“Representative”) an aggregate of 5,048,131 shares of Common Stock ($0.01 par value per share) (“Stock”) of the Company and, at the election of the Underwriters, up to an additional 681,764 shares of Stock. Certain of the stockholders of the Company named in Schedule II hereto (the “Selling Stockholders”) propose, subject to the terms and conditions stated herein, to sell to the Underwriters an aggregate of 2,451,869 shares and, at the election of the Underwriters, certain Selling Stockholders will sell up to 443,236 additional shares of Stock. The aggregate of 7,500,000 shares to be sold by the Company and certain of the Selling Stockholders is herein called the “Firm Shares” and the aggregate of 1,125,000 additional shares to be sold by the Company and certain of the Selling Stockholders is herein called the “Optional Shares”. The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 4 hereof are herein collectively called the "Shares”.
     1. The Company represents and warrants to, and agrees with, each of the Underwriters that:
          (a) A registration statement on Form S-1 (File No. 333-165484) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration

Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or to the Company’s knowledge, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus”); the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 7(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(c) hereof) is hereinafter called the “Pricing Prospectus”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);
          (b) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, dated on or after [*], 2010 at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein;

          (c) For the purposes of this Agreement, the “Applicable Time” is ___:___m (Eastern time) on the date of this Agreement; the Pricing Prospectus as supplemented by those Issuer Free Writing Prospectuses and other documents listed in Schedule II(c) hereto, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, when considered together with the public offering price per Share and the number of Shares offered, each as set forth on the cover page of the Prospectus, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II(a) or Schedule II(c) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein;
          (d) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein;
          (e) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the most recent quarter end date as of which financial information is given in the Registration

Statement and the Pricing Prospectus, there has not been any change in the capital stock (other than as a result of the exercise of stock options or warrants, or the settlement of restricted stock units (“RSU”) or the award of stock options or other rights to acquire Stock in the ordinary course of business pursuant to the Company’s stock plans that are described in the Pricing Prospectus), or change in the long-term debt of the Company or any of its subsidiaries, except for regular payments pursuant to obligations or agreements disclosed in the Pricing Prospectus, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”), otherwise than as set forth or contemplated in the Pricing Prospectus;
          (f) The Company and its subsidiaries have good and marketable title to all personal property (without considering Intellectual Property, which is covered by Section 1(u) hereof) owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries and the Company does not own any real property;
          (g) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Pricing Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to so qualify or be in good standing would not be reasonably expected, individually or in the aggregate to have a Material Adverse Effect; and each subsidiary of the Company has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization;
          (h) The Company has an authorized capitalization as set forth in the Pricing Prospectus and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and conform to the description of the capital stock contained in the

Pricing Prospectus and Prospectus; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except as otherwise set forth in the Pricing Disclosure Package) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;
          (i) The unissued Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Stock contained in the Pricing Prospectus and Prospectus;
          (j) The issue and sale of the Shares to be sold by the Company and the compliance by the Company with this Agreement and the consummation of the transactions herein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject (ii) result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except with respect to clauses (i) and (iii), for such conflicts, breaches, violations or defaults as would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect. No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares by the Company or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Act of the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws, the Financial Industry Regulatory Authority, Inc. (“FINRA”) and The NASDAQ Stock Market LLC’s Global Market (“NASDAQ”) in connection with the purchase and distribution of the Shares by the Underwriters which have already been made or obtained;
          (k) Neither the Company nor any of its subsidiaries is in (i) violation of its charter or organizational documentation or (ii) default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except in the case of (ii) for such defaults as would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect;
          (l) The statements set forth in the Pricing Prospectus and Prospectus under the caption “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Stock are accurate, complete and fair;
          (m) Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would be reasonably expected, individually or in the aggregate to have a Material Adverse Effect; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or by others;
          (n) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);
          (o) At the time of filing the Initial Registration Statement the Company was not and is not an “ineligible issuer,” as defined under Rule 405 under the Act;
          (p) To the Company’s knowledge, PriceWaterhouseCoopers LLP, who has certified certain financial statements of the Company and its subsidiaries, is an independent public accounting firm as required by the Act and the rules and regulations of the Commission thereunder;
          (q) The Company currently maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) that complies with the requirements of the Exchange Act that, upon the effectiveness of the Company’s Form 8-A, will be applicable to the Company, and (ii) has been designed by, or under the supervision of, the Company’s principal executive officer and principal financial officer to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States (“GAAP”). The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;
          (r) Since the date of the latest audited financial statements included in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;
          (s) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective for the purposes of the foregoing;
          (t) With respect to stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company and its subsidiaries (the “Company Stock Plans”), (i) each Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Code so qualifies, (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) (collectively, the “Board”) and any required stockholder approval by the necessary number of votes or written consents, (iii) the per share exercise price of each compensatory stock option granted by the Company reflects the per share fair market value of the Company’s common stock on the date of grant, as determined by the Board, (iv) each such grant was made in accordance with the terms of the Company Stock Plans, and (v) each such grant was properly accounted for in accordance with GAAP;
          (u) The Company does not infringe any patent, copyright, or trademark rights of others. To the best of the Company’s knowledge, all trade secrets, know how, technical processes and procedures developed and belonging to the Company which are material to the business of the Company and which have not been patented have been kept confidential. The Company has the right to use, free and clear of claims or rights of others, all trade secrets, customer lists, processes, owned computer software, patents, copyrights and trademarks required for the business of the Company as it now exists and the Company believes that the Company can obtain any such rights as necessary for the conduct of its business as planned to be conducted and, to the best of its knowledge, is not using and has not used any confidential information, trade secrets, or computer software (not licensed to the Company) required for its products of any former employer of any of its past or present employees;
          (v) No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in the Registration Statement and the Prospectus and that is not so described in such documents and in the Pricing Prospectus;
          (w) The Company and its subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be filed through the date hereof (except for (a) any taxes that are being disputed in good faith by appropriate proceedings and for which the Company or such subsidiary, as appropriate, holds adequate reserves in accordance with GAAP and (b) those returns for which a request for extension has been filed); and except as otherwise disclosed in the Pricing Prospectus, there is no material tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets;
          (x) Based on the projected composition of the income of the Company and valuation of the assets of the Company, the Company is not a “Passive Foreign Investment Company” within the meaning of Section 1297 of the U.S. Internal Revenue Code of 1986, as amended (a “PFIC”), for the taxable year ended December 31, 2009 and does not expect to become a PFIC at any time thereafter;
          (y) The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Pricing Prospectus (without considering Intellectual Property, which is covered by Section 1(u) hereof), except where the failure to possess or make the same would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect; and except as described in the

Pricing Prospectus, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course, except where such revocation or modification would not be reasonably expected, individually or in the aggregate to have a Material Adverse Effect;
          (z) No material labor or employment dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened, and the Company is not aware of any existing or imminent labor dispute with, the employees of any of its or its subsidiaries’ principal suppliers, or contractors that, if it occurred, would be reasonably expected to have a Material Adverse Effect;
          (aa) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole;
          (bb) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole;
          (cc) (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to, ERISA and the Code, except for noncompliance that could not reasonably be expected to result in material liability to the Company or its subsidiaries; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption that could reasonably be expected to result in a material liability to the Company or its subsidiaries; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, as applicable, has been satisfied (without taking into account any waiver thereof or extension of any amortization period) and is reasonably expected to be satisfied in the future (without taking into account any waiver thereof or extension of any amortization period); (iv) for each Plan that is an employee pension benefit plan within the meaning of Section 3(2) of ERISA, the fair market value of the assets of each such Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur that either has resulted, or could reasonably be expected to result, in material liability to the Company or its subsidiaries; (vi) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA); and (vii) there is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency or any foreign regulatory agency with respect to any Plan that could reasonably be expected to result in material liability to the Company or its subsidiaries. None of the following events has occurred or is reasonably likely to occur: (x) a material increase in the aggregate amount of contributions required to be made to all Plans by the Company or its subsidiaries in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the Company and its subsidiaries’ most recently completed fiscal year; or (y) a material increase in the Company and its subsidiaries’ “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) compared to the amount of such obligations in the Company and its subsidiaries’ most recently completed fiscal year;
          (dd) The Company and its subsidiaries maintain insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are, in the Company’s reasonable judgement, adequate to protect the Company and its subsidiaries and their respective businesses; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business;
          (ee) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment;
          (ff) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) to the extent applicable to the Company, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened; and
          (gg) None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not, directly or indirectly, use the proceeds of the offering of the Shares hereunder, or knowingly lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC;

          (hh) No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company (for clarification, each of BroadSoft SAS, Sylantro Systems Japan K.K., Sylantro Systems Singapore Private Limited, Sylantro Systems EMEA Limited and Sylantro Systems (Shanghai) Software Consultancy Company may not pay dividends to the Company because they are owned by subsidiaries of the Company, rather than by the Company directly), from repaying to the Company any loans or advances to such subsidiary from the Company or, except as may be otherwise limited under the Loan and Security Agreement by and among the Company, BroadSoft International, Inc., BroadSoft M6, LLC, BroadSoft Sylantro, Inc. and BroadSoft Packet Smart, Inc. and ORIX Venture Finance LLC, dated as of September 26, 2008, as amended, from making any other distribution on such subsidiary’s capital stock or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company;
          (ii) Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares;
          (jj) Except as set forth in the Pricing Prospectus and Prospectus, or has otherwise been waived, no person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Act by reason of the filing of the Registration Statement with the Commission, the issuance and sale of the Shares by the Company;
          (kk) The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares;
          (ll) Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement, the Pricing Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects;
          (mm) There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), that are applicable to the Company as of the date hereof, including Section 402 related to loans; and
          (nn) None of BroadSoft SAS, Packet Island Technologies Private Limited, or BroadSoft Australia Pty Limited holds more than five percent of the assets of the Company, measured on a consolidated basis or contributes more than five percent of the revenue or income of the Company, measured on a consolidated basis.
     2. Each of the Selling Stockholders severally (and not jointly) represents and warrants to, and agrees with, each of the Underwriters and the Company that:
          (a) All consents, approvals, authorizations and court or government orders necessary for the execution and delivery by such Selling Stockholder of this Agreement, the power of attorney appointing certain individuals as such Selling Stockholder’s attorneys-in-fact to the extent set forth therein relating to the transactions contemplated hereby and by the Registration Statement (the “Power of Attorney”) and the custody agreement signed by such Selling Stockholder relating to the deposit of the Shares to be sold by such Selling Stockholder (the “Custody Agreement”) and for the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder, have been obtained, except for the registration under the Act and the Exchange Act of the Shares and such as may be required under state securities or Blue Sky laws or the regulations of the Financial Industry Regulatory Authority, Inc.; and such Selling Stockholder has full right, power and authority to enter into this Agreement, the Power of Attorney and the Custody Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder;
          (b) The sale of the Shares to be sold by such Selling Stockholder hereunder and the compliance by such Selling Stockholder with all of the provisions of this Agreement, the Power of Attorney and the Custody Agreement applicable to such Selling Stockholder and the consummation by such Selling Stockholder of the transactions herein and therein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, (B) result in any violation of the provisions of the certificate of incorporation or bylaws of such Selling Stockholder if such Selling Stockholder is a corporation, or the partnership agreement of such Selling Stockholder if such Selling Stockholder is a partnership, or the operating agreement or limited liability company agreement of such Selling Stockholder if such Selling Stockholder is a limited liability company, or (C) result in the violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or the property of such Selling Stockholder;
          (c) Such Selling Stockholder has or will have, without further action by the Selling Stockholder, upon conversion of shares of preferred stock of the Company, and immediately prior to each Time of Delivery (as defined in Section 6 hereof) such Selling Stockholder will have, good and valid title to the Shares to be sold by such Selling Stockholder hereunder, free and clear of all liens, encumbrances, equities or claims and, assuming that the Underwriters purchase such Shares without “notice of any adverse claims” (within the meaning of Section 8-105 of the Uniform Commercial Code of the State of New York (“UCC”)), upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of any “adverse claim” (within the meaning of Section 8-102 of the UCC), will pass to the several Underwriters;
          (d) Such Selling Stockholder has duly executed and delivered to the Company, for further delivery to the Underwriters, a Lock-up Agreement in a form heretofore furnished by you, the terms of which Lock-up Agreement are incorporated by reference into this Agreement;
          (e) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which could reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;
          (f) The sale of the Firm Shares and the Optional Shares by such Selling Stockholder pursuant hereto is not prompted by any information concerning the Company or any of its subsidiaries which is not set forth in the Registration Statement, the Pricing Prospectus and the Prospectus. The information pertaining to such Selling Stockholder under the caption “Principal and Selling Stockholders” in the Registration Statement and the Prospectus (and any similar section or information contained in the Pricing Prospectus) is complete and accurate in all material respects;
          (g) To the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein, (A) in the case of the Registration Statement and any further amendments or supplements to the Registration Statement such documents did not, or will not when they become effective or are filed with the Commission, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (B) in the case of a Preliminary Prospectus and the Prospectus and any further supplements to the Prospectus, such documents did not, or will not when they become effective or are filed with the Commission, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made (it being acknowledged and agreed that the only written information provided by such Selling Stockholder consists of his, her, or its name, address, number of Shares being offered and the number of shares beneficially owned by such Selling Stockholder prior to the First Time of Delivery (excluding any percentages) which appear in the table (and corresponding footnotes) under the caption “Principal and Selling Stockholders” in the Prospectus (with respect to each Selling Stockholder, the “Selling Stockholder Information”));
          (h) In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Stockholder will deliver to you prior to or at the First Time of Delivery (as hereinafter defined) a properly completed and executed United States Treasury Department Form W-9 or W-8 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof);
          (i) Certificates in negotiable form representing (including by representing shares of preferred stock that are convertible into Shares) all of the Shares to be sold by such Selling Stockholder hereunder have been placed in custody under the Custody Agreement, duly executed and delivered by such Selling Stockholder to American Stock Transfer & Trust Company, LLC, as custodian (the “Custodian”), and such Selling Stockholder has duly executed and delivered the Power of Attorney appointing the persons indicated in Schedule II hereto, and each of them, as such Selling Stockholder’s Attorneys-in-Fact (the “Attorneys-in-Fact”) with authority to execute and deliver this Agreement on behalf of such Selling Stockholder, to determine the purchase price to be paid by the Underwriters to the Selling Stockholders as provided in Section 4 hereof, to authorize the delivery of the Shares to be sold by such Selling Stockholder hereunder and otherwise to act on behalf of such Selling Stockholder in connection with the transactions contemplated by this Agreement and the Custody Agreement; and
          (j) The Shares represented by the certificates held in custody for such Selling Stockholder under the Custody Agreement are subject to the interests of the Underwriters hereunder; the arrangements made by such Selling Stockholder for such custody, and the appointment by such Selling Stockholder of the Attorneys-in-Fact by the Power of Attorney, are to that extent irrevocable; the obligations of the Selling Stockholders hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Stockholder or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership or corporation, by the dissolution of such partnership or corporation, or by the occurrence of any other event; if any individual Selling Stockholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership or corporation should be dissolved, or if any other such event should occur, before the delivery of the Shares to be sold by such Selling Stockholder hereunder, certificates representing the Shares to be sold by such Selling Stockholder shall be delivered by or on behalf of the Selling Stockholders in accordance with the terms and conditions of this Agreement and of the Custody Agreements; and actions taken by the Attorneys-in-Fact pursuant to the Powers of Attorney shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Custodian, the Attorneys-in-Fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event.
     3. In addition to the representations and warranties set forth in Section 2 hereof, each of Michael Tessler (on his own behalf and on behalf of the Michael Tessler 1999 Irrevocable Trust) and James A. Tholen severally (and not jointly) represents and warrants to, and agrees with, each of the Underwriters and the Company that, to his knowledge, after reasonable inquiry, the representations and warranties of the Company contained in Section 1 hereof are true and correct in all material respects, is familiar with the Pricing Disclosure Package and the Registration Statement and has no knowledge of any material fact, condition or information not disclosed in the Pricing Disclosure Package and the Final Prospectus which has had or would be reasonably expected to have a Material Adverse Effect.
     4. Subject to the terms and conditions herein set forth, (a) the Company and each of the Selling Stockholders agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and each of the Selling Stockholders, at a purchase price per share of $___, the number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Shares to be sold by the Company and each of the Selling Stockholders as set forth opposite their respective names in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from the Company and all of the Selling Stockholders hereunder and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, then each of the Selling Stockholders agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Selling Stockholders, at the purchase price per share set forth in clause (a) of this Section 4, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.
The Selling Stockholders, as and to the extent indicated in Schedule II hereto, hereby grant, severally and not jointly, to the Underwriters the right to purchase at their election up to ___Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. Any such election to purchase Optional Shares shall be made in proportion to the maximum number of Optional Shares to be sold by each Selling Stockholder as set forth in Schedule II hereto. Any such election to purchase Optional Shares may be exercised only by written notice from the Representative to the Company and the Selling Stockholders, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by the Representative but in no event earlier than the First Time of Delivery (as defined in Section 6 hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

     5. Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.
     6. (a) The Shares to be purchased by each Underwriter hereunder, in uncertificated form, and in such authorized denominations and registered in such names as the Representative may request upon at least forty-eight hours’ prior notice to the Company and the Selling Stockholders shall be delivered by or on behalf of the Company and the Selling Stockholders to the Representative, through the facilities of the Depository Trust Company (“DTC”) or its designated custodian (the “Designated Office”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the accounts specified by the Company and the Custodian for each of the Selling Stockholders, as their interests may appear, to the Representative at least forty-eight hours in advance. The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on ___, 2010 or such other time and date as the Representative and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York City time, on the date specified by the Representative in the written notice given by the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representative and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.
          (b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 10 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 10(m) hereof, will be delivered at the offices of Pillsbury Winthrop Shaw Pittman LLP, 1650 Tysons Boulevard, Suite 1400, McLean, Virginia 22102 (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 4:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 6, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.
     7. The Company agrees with each of the Underwriters:

          (a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus relating to the Shares or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;
          (b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;
          (c) To furnish to the Underwriters as soon as reasonably practicable after the date of this Agreement but no later than 4:00 p. m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;
          (d) To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158) (which may be satisfied by filing with the Commission’s EDGAR system as long as the Representative can consistently access such filing);
          (e) During the Lock-Up Period not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose, except as provided hereunder, of any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than (i) the Shares to be sold hereunder, (ii) Stock issued pursuant to outstanding options or other rights under employee stock option plans existing on the date of this Agreement, (iii) any options or other rights to purchase Stock granted under employee stock option plans existing on the date of this Agreement, and any Stock issued by the Company upon exercise of such options (it being understood that the Stock issued by the Company to the optionee shall remain subject to lock-up letters described in Section 10(k) hereof), (iv) Stock issued upon the exercise, conversion or exchange of other exercisable, convertible or exchangeable securities outstanding as of, the date of this

Agreement); or (v) the issuance of shares of Stock in connection with one or more acquisitions of another company or pursuant to an equipment leasing arrangement or debt financing not to exceed, in the aggregate, a number of shares of Stock having a market value (calculated using the last reported sale price), as of the close of the market on the trading day immediately prior to the date on which the Company enters into a binding agreement to issue such shares, of ten million dollars ($10,000,000) (it being understood that (I) the Stock issued by the Company to such parties shall be subject to lock-up letters on the same terms as the lock-up letters described in Section 10(k) hereof and (II) except as disclosed in the Prospectus and the Pricing Prospectus, the Company has no present intent to pursue any of the transactions described in this Section 7(e)(v)) without your prior written consent; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or announces material news or a material event or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 15-day period following the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless the Representative waives, in writing, such extension; the Company will provide the Representative and each stockholder subject to the lock-up letters described in Section 10(k) with prior notice of any such announcement that gives rise to an extension of the Lock-Up Period;
          (f) During a period of three years from the effective date of the Registration Statement, to furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders (which may be satisfied by filing with the Commission’s EDGAR system as long as the Representative can consistently access such filing) consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;
          (g) During a period of three years from the effective date of the Registration Statement, to furnish or make available to you (which may be satisfied by filing with the Commission’s EDGAR system as long as the Representative can consistently access such filing) copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you (i) as soon as they are available, copies of any current, periodical or annual reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed including, without limitation, other than those reports or financial statements that are publicly available through the Commission’s EDGAR system; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission); provided that no such additional information shall be required except to the extent the disclosure of additional information would not result in a violation of Regulation FD (without requiring new disclosure to third parties to avoid violation of Regulation FD);
          (h) To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”;
          (i) To use its best efforts to list, subject to notice of issuance, the Shares on NASDAQ;
          (j) To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act;
          (k) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act; and
          (l) Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.

     8. (a) The Company represents and agrees that, without the prior consent of the Representative, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Underwriter represents and agrees that, without the prior consent of the Company and the Representative, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and the Representative is listed on Schedule II(a) or Schedule II(c) hereto;
          (b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show;
          (c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representative and, if requested by the Representative, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein.
     9. The Company covenants and agrees with the several Underwriters that (a) the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any Issuer Free Writing Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any agreement among Underwriters, this Agreement, the Blue Sky Memorandum, if any, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under the securities laws of any state or jurisdiction as provided in Section 7(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey, if any is required, up to a maximum of $10,000; (iv) all fees and expenses in connection with listing the Shares on NASDAQ; (v) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, any required review by FINRA of the terms of the sale of the Shares; (vi) the cost of preparing stock certificates, if any, representing the Shares; (vii) the cost and charges of any transfer agent or registrar; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. The Representative agrees to advance New York State stock transfer taxes with respect to the sale of Shares by the Selling Stockholders, and each Selling Stockholder agrees, severally and not jointly, to reimburse the Representative for its portion of such transfer tax and associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated. It is understood, however, that the Company shall bear, and the Selling Stockholders shall not be required to pay or to reimburse the Company for, the cost of any other matters not directly relating to the sale and purchase of the Shares pursuant to this Agreement, and that, except as provided in this Section, and Sections 11 and 14 hereof, the Underwriters will pay all of their own costs and expenses, including without limitation, the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make. The Company has agreed with the Selling Stockholders that it will pay or cause to be paid the reasonable fees and disbursements of two designated law firms (up to amounts agreed upon by the Company and the Selling Stockholders) retained by the Selling Stockholders in connection with the registration, offer and sale of the Selling Stockholders’ Shares as contemplated under this Agreement. Underwriting discounts and commissions and applicable transfer and documentary stamp taxes, if any, in connection with the sale of each Selling Stockholder’s Shares hereunder shall be borne by such Selling Shareholder, as will the cost of such counsel above the amounts which the Company has agreed to pay. In addition, each Selling Stockholder other than those represented by Lowenstein Sandler PC shall pay the Custodian a fee of $100.00 for its services.
     10. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and of the Selling Stockholders herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and the Selling

Stockholders shall have performed all of its and their respective obligations hereunder theretofore to be performed, and the following additional conditions:
          (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 7(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;
          (b) Pillsbury Winthrop Shaw Pittman LLP, counsel for the Underwriters, shall have furnished to you its written opinion or opinions, dated such Time of Delivery, in form and substance satisfactory to the Representative, with respect to the matters as the Representative may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;
          (c) Cooley LLP, counsel for the Company, shall have furnished to the Representative its written opinion and letter of negative assurance, in each case, dated such Time of Delivery, in form and substance reasonably satisfactory to the Representative;
          (d) Each of Venable, LLP and Jenkins, Wilson, Taylor & Hunt, P.A., intellectual property counsel for the Company, shall have furnished to the Representative their written opinion, dated such Time of Delivery, in form and substance reasonably satisfactory to the Representative;
          (e) The respective counsel for each of the Selling Stockholders (including, with respect to RRE Ventures Fund III, L.P., Cayman Islands counsel reasonably acceptable to the Representative), as indicated in Schedule II hereto, each shall have furnished to you their written opinion with respect to each of the

Selling Stockholders for whom they are acting as counsel, dated such Time of Delivery, in form and substance reasonably satisfactory to the Representative;
          (f) On the date of the Prospectus, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, PricewaterhouseCoopers, LLP, shall have furnished to you a letter or letters, executed and dated the respective dates of delivery thereof, in form and substance satisfactory to you and to PricewaterhouseCoopers, LLC, whose satisfaction with such letter or letters shall be evidenced by the furnishing to you of such letter or letters;
          (g) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock (other than as a result of the exercise of stock options or warrants or the settlement of RSUs or the award of stock options or other rights to acquire Stock in the ordinary course of business pursuant to the Company’s stock plans that are described in the Pricing Prospectus), or change in the long-term debt of the Company or any of its subsidiaries except for regular payments pursuant to obligations disclosed in or contemplated by the Pricing Prospectus, or (iii) any Material Adverse Effect, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i), (ii), or (iii) is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;
          (h) On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities, if any, by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

          (i) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on NASDAQ (ii) a suspension or material limitation in trading in the Company’s securities on NASDAQ (iii) a general moratorium on commercial banking activities declared by either Federal, New York or Maryland State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;
          (j) The Shares to be sold at such Time of Delivery shall have been duly listed, subject to notice of issuance, on NASDAQ;
          (k) The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from each of the Company’s directors, executive officers and stockholders representing 99.47% of the fully diluted capitalization of the Company, substantially in form and substance set forth on Annex I or Annex II hereto, as applicable;
          (l) The Company shall have complied with the provisions of Section 7(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement; and
          (m) The Company and each Selling Stockholder shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company and of such Selling Stockholder, if applicable, respectively, reasonably satisfactory to you as to the accuracy of the representations and warranties of the Company and such Selling Stockholder, respectively, herein at and as of such Time of Delivery, as to the performance by the Company and such Selling Stockholder of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (j) of this Section 10, as applicable, as to the existence and, to the extent applicable, good standing, of BroadSoft SAS (France), Packet Island Technologies Private Limited (India), and BroadSoft Australia Pty Limited (Australia), in form and substance reasonably satisfactory to the Representatives

(which shall include as exhibits documents of a recent date issued by government agencies with authority to confirm the existence of business entities), and as to such other matters as you may reasonably request.
     11. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use therein.
          (b) Each of the Selling Stockholders will severally and not jointly indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any such amendment or supplement, thereto or any Issuer Free Writing Prospectus in reliance upon and in conformity with the Selling Stockholder Information furnished to the Company by such Selling Stockholder expressly for use therein; and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that such Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use therein: provided, further, that the liability of a Selling Stockholder pursuant to this subsection (b) hereof shall not exceed the total proceeds (net of underwriting discounts and commissions, but before deducting other expenses) paid by the Underwriters for the Shares to such Selling Stockholder or the Custodian for the benefit of such Selling Stockholder for the Shares (including any Option Shares) sold by such Selling Stockholder.
          (c) Each Underwriter will indemnify and hold harmless the Company and each Selling Stockholder against any losses, claims, damages or liabilities to which the Company or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative expressly for use therein; and will reimburse the Company and each Selling Stockholder for any legal or other expenses reasonably incurred by the Company or such Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred.
          (d) Promptly after receipt by an indemnified party under subsection (a), (b), or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.
          (e) If the indemnification provided for in this Section 11 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and/or the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and/or the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and/or the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, each of the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) in no event shall a Selling Stockholder be required to contribute any amount in excess of the amount by which (A) the total proceeds (net of underwriting discounts and commissions, but before deducting other expenses) paid by the Underwriters for the Shares to such Selling Stockholder or the Custodian for the benefit of such Selling Stockholder for the Shares (including any Option Shares) sold by such Selling Stockholder pursuant to this Agreement exceeds (B) the amount of any damages that such Selling Stockholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint. Further, the Selling Stockholders’ obligations to contribute pursuant to this subsection (e) are several and not joint.

          (f) The obligations of the Company and the Selling Stockholders under this Section 11 shall be in addition to any liability which the Company and the respective Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 11 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company or any Selling Stockholder and to each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Act.
          (g) Notwithstanding anything to contrary in this Agreement, the aggregate liability of any Selling Stockholder under Section 10(b), Section 10(e), Section 10(f) and otherwise under this Agreement shall not exceed the total proceeds (net of underwriting discounts and commissions but before deducting other expenses) paid by the Underwriters for the Shares to such Selling Stockholder or the Custodian for the benefit of such Selling Stockholder for the Shares (including any Option Shares) sold by such Selling Stockholder pursuant to this Agreement.
     12. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company and the Selling Stockholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company and the Selling Stockholders that you have so arranged for the purchase of such Shares, or the Company and the Selling Stockholders notify you that they have so arranged for the purchase of such Shares, you or the Company and the Selling Stockholders shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

          (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company and the Selling Stockholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
          (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, or if the Company and the Selling Stockholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Selling Stockholders to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company or the Selling Stockholders, except for the expenses to be borne by the Company, the Selling Stockholders and the Underwriters as provided in Section 9 hereof and the indemnity and contribution agreements in Section 11 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
     13. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any of the Selling Stockholders, or any officer or director or controlling person of the Company, or any controlling person of any Selling Stockholder, and shall survive delivery of and payment for the Shares.
     14. If this Agreement shall be terminated pursuant to Section 12 hereof, neither the Company nor the Selling Stockholders shall then be under any liability to any Underwriter except as provided in Sections 9 and 11 hereof; but, if for any other reason, any Shares are not delivered by or on behalf of the Company and the Selling Stockholders as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Selling Stockholders shall then be under no further liability to any Underwriter in respect to of the Shares not so delivered except as provided in Sections 9 and 11 hereof.
     15. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly and in all dealings with any Selling Stockholder hereunder, you and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of such Selling Stockholder made or given by any Attorneys-in-Fact for such Selling Stockholder.
     All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail to you as the Representative in care of Goldman, Sachs & Co., 85 Broad Street, 20th Floor, New York, New York 10004, Attention: Registration Department, Attention: Equity Syndicate Desk; if to any Selling Stockholder shall be delivered or sent by mail, telex or facsimile transmission to counsel for such Selling Stockholder at its address set forth in Schedule II hereto; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 11(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company or the Selling Stockholders by you upon request; provided, however, that notices under subsection 7(e) shall be in writing, and if to the Underwriters shall be delivered or sent by mail or overnight courier, to you as the Representative at Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Control Room. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.
     In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

     16. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company, the Selling Stockholders, and, to the extent provided in Sections 11 and 13 hereof, the officers and directors of the Company and each person who controls the Company, any Selling Stockholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.
     17. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.
     18. The Company and each Selling Stockholder acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Stockholders, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or any Selling Stockholder, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or any Selling Stockholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any Selling Stockholder on other matters) or any other obligation to the Company or any Selling Stockholder except the obligations expressly set forth in this Agreement and (iv) the Company and each Selling Stockholder has consulted their own legal and financial advisors to the extent they deemed appropriate. The Company and each of the Selling Stockholders agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or any Selling Stockholder, in connection with such transaction or the process leading thereto.
     19. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Selling Stockholders and the Underwriters, or any of them, with respect to the subject matter hereof.
     20. THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT

IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK. The Company and each Selling Stockholder agrees that any suit or proceeding arising in respect of this Agreement or our engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company and each Selling Stockholder agrees to submit to the jurisdiction of, and to venue in, such courts.
     21. The Company, each Selling Stockholder and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
     22. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.
     23. Notwithstanding anything herein to the contrary, the Company and the Selling Stockholders are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and the Selling Stockholders relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

     If the foregoing is in accordance with your understanding, please sign and return to us six counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and each of the Selling Stockholders. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Stockholders for examination upon request, but without warranty on your part as to the authority of the signers thereof.
     Any person executing and delivering this Agreement as Attorney in Fact for a Selling Stockholder represents by so doing that he has been duly appointed as Attorney in Fact by such Selling Stockholder pursuant to a validly existing and binding Power-of-Attorney which authorizes such Attorney in Fact to take such action.

Very truly yours, BroadSoft, Inc.
By:
Name:
Title:

[Names of Selling Stockholders]
By:
Name:
Title:
As Attorney in Fact acting on behalf of each of the Selling Stockholders named in Schedule II to this Agreement. Accepted as of the date hereof:

Goldman, Sachs & Co. Acting on behalf of itself and on behalf of each of the Underwriters Goldman, Sachs & Co.
By:
(Goldman, Sachs & Co.)

SCHEDULE I

Number of Optional
Shares to be
Purchased if
	Total Number of	Maximum Option
Underwriter	Firm Shares	Exercised
Goldman, Sachs & Co.
Jeffries & Company, Inc.
Cowen and Company, LLC
Needham & Company, LLC

Total

SCHEDULE II

Number of Optional
	Total Number of	Shares to be Sold
	Firm Shares to be	if Maximum Option
	Sold	Exercised
The Company
The Selling Stockholder(s):
[Name of Selling Stockholder](a)
[Name of Selling Stockholder](b)
[Name of Selling Stockholder](c)
[Name of Selling Stockholder](d)
[Name of Selling Stockholder](e)

Total

(a)	This Selling Stockholder is represented by [Name and Address of Counsel] and has appointed [Names of Attorneys in Fact (not less than two)], and each of them, as the Attorneys in Fact for such Selling Stockholder.

(b)	This Selling Stockholder is represented by [Name and Address of Counsel] and has appointed [Names of Attorneys in Fact (not less than two)], and each of them, as the Attorneys in Fact for such Selling Stockholder.

(c)	This Selling Stockholder is represented by [Name and Address of Counsel] and has appointed [Names of Attorneys in Fact (not less than two)], and each of them, as the Attorneys in Fact for such Selling Stockholder.

(d)	This Selling Stockholder is represented by [Name and Address of Counsel] and has appointed [Names of Attorneys in Fact (not less than two)], and each of them, as the Attorneys in Fact for such Selling Stockholder.

(e)	This Selling Stockholder is represented by [Name and Address of Counsel] and has appointed [Names of Attorneys in Fact (not less than two)], and each of them, as the Attorneys in Fact for such Selling Stockholder.

SCHEDULE II(c)
Materials other than the Pricing Prospectus that comprise the Pricing Disclosure Package
None

SCHEDULE II(a)
List of each Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package
None

ANNEX I
Form of Stockholder Lock-Up Agreement (Special)

ANNEX II
Form of Stockholder Lock-Up Agreement (Ordinary)